EXHIBIT 99.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of DrugMax, Inc. (the “Company”) on Form 10-Q/A for the period ended June 30, 2002, as filed with the Securities and Exchange Commission on April 24, 2003 (the “Report”), I, Ronald J. Patrick, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/S/ RONALD J. PATRICK
Ronald J. Patrick Principal Financial and Accounting Officer April 24, 2003